UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

Solo Brands, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40979	87-1360865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Mustang Dr.
Grapevine, TX	76051
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (817)-900-2664

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	DTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2023, Solo Brands, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission in connection with the Annual Meeting.

Item 1 – Election of three Class II directors to serve until the Company’s annual meeting of stockholders to be held in 2026 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non- Votes
Marc Randolph	52,013,416	5,301,257	2,675,454
Michael C. Dennison	56,653,773	660,900	2,675,454
Paul Furer	56,338,331	976,342	2,675,454

Item 2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
59,891,051	2,773	206,303	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Solo Brands, Inc.

Date: May 31, 2023	By:	/s/ Kent Christensen
Kent Christensen
General Counsel